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                                                                    Exhibit 99.5

                                  DETACH HERE

                                    Form of

                                     PROXY

                        ADAPTIVE BROADBAND CORPORATION

       PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR A SPECIAL MEETING
                               OF STOCKHOLDERS
                         TO BE HELD ON ________, 2001

     The undersigned hereby appoints Frederick D. Lawrence and Kenneth J. Wees, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Adaptive Broadband Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Adaptive Broadband Corporation to be held at the Sheraton Four Points Sunnyvale Hotel, 1250 Lakeside Drive, Sunnyvale, California 94089 on ________, __________, 2001 at 10:00 a.m. (local time), and at any and postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


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  SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE    SEE REVERSE
     SIDE                                                             SIDE
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                                  DETACH HERE


[X] Please mark votes as in this example.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                                                         FOR   AGAINST   ABSTAIN
1.  To consider and vote upon a proposal to adopt an     [ ]     [ ]       [ ]
    Agreement and Plan of Merger, dated as of November 12, 2000 among Western Multiplex
    Corporation, WA Merger Sub, Inc., a wholly owned subsidiary of Western Multiplex, and Adaptive
    Broadband Corporation under which:

    .  WA Merger Sub will be merged into Adaptive
       Broadband, with Adaptive Broadband continuing as the surviving corporation and becoming a wholly owned subsidiary of Western Multiplex;
       and

    .  each issued and outstanding share of Adaptive
       Broadband common stock will be canceled and converted into the right to receive 1.345 shares of Western Multiplex common stock.




                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                              MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]



                              Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.


Signature:________________ Date:_______  Signature:________________ Date:_______